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               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                    THE R.O.C. TAIWAN FUND
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................









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[R.O.C. TAIWAN FUND LOGO]                                           Citigate
                                                                    Financial
                                                                    Intelligence


FOR IMMEDIATE RELEASE

Contacts:

Michael Ding, International Investment
      Trust Company Ltd., 011-886-2-2713-7702

Patricia Baronowski
      Citigate Financial Intelligence, 212-840-0008

Web site: http://www.roctaiwanfund.com


                      THE R.O.C. TAIWAN FUND ANNOUNCES THAT
          INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS SUPPORT OF THE
                        FUND'S MANAGEMENT IN PROXY FIGHT

(New York, NY, June 11, 2003) -- The R.O.C. Taiwan Fund (NYSE: ROC), a diversified closed-end investment company registered in the United States, announced today that Institutional Shareholder Services (ISS), the most prominent adviser to institutional shareholders with regard to how to vote their shares concerning proxy matters, has unequivocally recommended that shareholders of the Fund support the management of the Fund in its proxy fight with Laxey Partners Limited.

In particular, ISS has recommended that shareholders vote:

     (1) FOR the election of the three trustees nominated by the Fund's Board,

     (2) AGAINST the proposal, required by the Fund's By-laws and Declaration of Trust to be presented for a shareholder vote, to convert the Fund into an open-end investment company and

     (3) AGAINST a proposal, expected to be presented by Laxey at the Fund's 2003 Annual Meeting of Shareholders, to terminate the Fund's investment advisory contract with International Investment Trust Company Limited.

Laxey has solicited the Fund's shareholders to withhold authority from the Board's trustee nominees and to vote in favor of the two proposals that ISS has recommended votes against. The Fund's 2003 Annual Meeting of Shareholders is scheduled to take place on June 24, 2003.


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